                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of October 1, 2001, by and between AM COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and the individual investors listed on Exhibit A attached hereto (collectively, the "Investors").

                                    RECITALS

         WHEREAS, the Company, AM Broadband Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, SRS Communications Corporation, a Connecticut corporation, EDJ Communications, Inc., a Connecticut corporation, and the Investors have entered into a certain Stock Purchase Agreement dated as of September 7, 2001 (the "Purchase Agreement");

         WHEREAS, pursuant to the terms and provisions of the Purchase Agreement, each Investor has on the date hereof acquired the number of restricted shares of the common stock of the Company, par value $.10 per share, set forth opposite his or her name on Exhibit A attached hereto (collectively, the "Restricted Stock"); and

         WHEREAS, upon the occurrence of certain events enumerated herein, the Company has agreed to register, pursuant to applicable securities laws, the shares of the Restricted Stock, subject to the terms and conditions of this Agreement.

         Therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

         1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

                  "Agreement" shall mean this Agreement.

                  "Board" shall mean the Board of Directors of the Company.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.10 par value, of the Company as constituted on the date hereof, and any capital stock of the Company into which such Common Stock may hereafter be changed.

                  "Company" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Holder" shall mean the record owner of any then outstanding share of Registrable Securities.

                  "Holders of a Majority of the Registrable Securities" shall mean the Person or Persons who are the Holders of more than 50% of the then outstanding shares of the Registrable Securities.

                  "Investors" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                  "Person" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

                  "Purchase Agreement" shall have the meaning assigned to it in the Recitals.

                  "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or document.

                  "Registrable Securities" means (i) the then outstanding shares of the Restricted Stock, (ii) any securities issued or issuable with respect to such Restricted Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization, and (iii) any other security issued or issuable in exchange for, or in replacement of, any shares of the Restricted Stock; provided, however, that any securities shall only be treated as Registrable Securities for purposes of this Agreement if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) registered under the Securities Act pursuant to a registration statement filed thereunder, or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) or Rule 144 thereof.

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 2.1 hereof, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters (including, without limitation, fees and expenses of counsel to the underwriters) customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the selling Holders of Registrable Securities (such counsel to be selected by Holders of a majority of the Registrable Securities covered by such registration).

                  "Restricted Stock" shall have the meaning assigned to it in the Recitals.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and, except as included in Registration Expenses, all fees and disbursements of counsel for any Holder.

         2.       Registration Rights.

                  2.1      Piggy-back Registration Rights.

                           (a)      Right to Include Registrable Securities. If
at any time or from time to time after the first anniversary of the date of this Agreement, the Company proposes to register its Common Stock for its own account for sale to the public (other than a registration relating solely to employee benefit plans, a registration relating solely to a transaction covered by Rule 145 of the Securities Act, or a registration on any other registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering a sale of the Registrable Securities), the Company will:

                                            (i)      promptly give to each
                  Holder written notice thereof; and

                                            (ii)     include in such
                  registration (and any related qualification under blue sky laws or other compliance with applicable securities laws), and in any underwriting involved therein (if so requested pursuant to Section 2.1(b) below), all the Registrable Securities specified in a written request or requests, made within twenty
                  (20) days after receipt of such written notice from the Company, by any Holder, except as set forth in Section 2.1(c) below.

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                           (b)      Underwriting. If any proposed registration
for which the Company gives a Holder notice pursuant to Section 2.1(a) hereof is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a). If requested by any Holder, the Company will arrange for the underwriter(s) of such offering to include all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriter(s), except as set forth in Section 2.1(c) below. All Holders who submit such a request shall, upon the request of the Company, appoint a single representative to act on behalf of such Holders. The Holders of Registrable Securities to be distributed by such underwriter(s), or their representative, shall be parties to the underwriting agreement between the Company and such underwriter(s). Any such Holder of Registrable Securities, or its representative, shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution or any other representation, warranty or agreement required by law.

                           (c)      Priority.  Notwithstanding anything to the
contrary contained herein, (i) the Company shall have the right to withdraw any registration statement filed under Section 2.1(a) hereof, and (ii) if the managing underwriter of any underwritten offering covered by Section 2.1(b) hereof shall inform the Company in writing of its good faith belief that the number of Registrable Securities requested to be included in such registration would adversely affect such offering, then the Company shall be required to include in the offering only that number of such Registrable Securities as the managing underwriter believes will not jeopardize the success of the offering, in each case without thereby incurring any liability to any Holder of Registrable Securities. The Company shall advise all Holders of Registrable Securities requested to be included in any registration pursuant to Section 2.1(a) hereof of a withdrawal of the registration statement or the imposition of any such restrictions by the managing underwriter, and the number of shares of securities that may be included in the registration and underwriting shall be allocated first to all securities proposed by the Company to be sold for its own account, and second among all such Holders and the holders of all other securities of the Company requested to be included in such registration pro rata among such Holders and other holders, in proportion to the respective number of shares held by such Holders and other holders at the time of filing the registration statement.

                  2.2 Expenses of Registration. All Registration Expenses incurred in connection with any registration effected pursuant to Section 2.1(a) hereof shall be borne by the Company. Each Holder shall bear all Selling Expenses incurred with respect to any Registrable Securities owned by such Holder.

                  2.3 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities covered thereby advised in writing as to the initiation of such registration and as to the completion thereof. At its expense the Company will:

                           (a)      Use its best efforts to keep such
registration effective for a period of one hundred twenty (120) days or until the Holder(s) of the Registrable Securities covered thereby have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                           (b)      Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (c)      Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                           (d)      Furnish to each seller of Registrable
Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), and such number of prospectuses and other documents incident thereto, as such seller of Registrable Securities from time to time may reasonably request;

                           (e)      Prepare and file promptly with the
Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (f)      At the request of any Holder of Registrable
Securities covered by any such registration statement which involves an underwritten public offering, furnish to such Holder at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Holder or Holders making such request, covering such matters as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) letters dated each of the effective date of the registration statement and such closing date from the Company's independent certified public accountants dealing with such matters as the underwriters may reasonably request.

                  2.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities covered by such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements, as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  2.5 Termination of Registration Rights. Notwithstanding anything to the contrary set forth herein, the registration and other rights granted to the Holders pursuant to this Agreement shall terminate as to each Holder at such time as all Registrable Securities held by such Holder are eligible for sale (without compliance with the registration requirements of the Securities Act) pursuant to paragraph (k) of Rule 144 issued under the Securities Act.

                  2.6      Indemnification.

                           (a)      By the Company. In the event of the
registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify each seller of Registrable Securities thereunder, each underwriter of Registrable Securities thereunder, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any claims, losses, damages or liabilities to which they may become subject under the Securities Act or under applicable state securities laws or otherwise, insofar as such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, prospectus (including any preliminary prospectus) or any amendments or supplements thereto contained in any such registration statement, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such seller, each such underwriter and each such controlling person, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case if and to the extent that any such claim, loss, damage, expense, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission (i) made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus, or (ii) contained in a preliminary prospectus and subsequently corrected in a final or amended prospectus, copies of which were delivered to such seller, underwriter or controlling person on a timely basis; and provided, further, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                           (b)      By the Holders. Each Holder of Registrable
Securities included in a registration statement filed hereunder will indemnify and hold harmless the Company, each of the Company's directors and officers, each legal counsel and independent accountant of the Company, each underwriter (within the meaning of the Securities Act), if any, of any of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, each other Holder of Registrable Securities included in such registration statement, and each person controlling any such other Holder, against all claims, losses, damages and liabilities, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus (including any preliminary prospectus), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse the Company, such Holders of Registrable Securities, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the obligations of any Holder hereunder shall be limited to an amount equal to the greater of (i) the gross sale proceeds received by such Holder for the Registrable Securities sold as contemplated herein, or (ii) the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by the Holder under such registration statement bears to the total public offering price of all securities sold thereunder.

                           (c)      Notice. Each party entitled to
indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party's rights are materially prejudiced thereby; and (iii) if the defendants in any such action include both the

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Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                           (d)      Contribution. If the indemnification
provided for in this Section 2.6 shall for any reason be held by a court to be unavailable to an Indemnified Party under paragraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (a) or (b) hereof, the Indemnified Party and the Indemnifying Party under paragraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by paragraph (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this paragraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  2.7 Information to be Provided by Holder. The Holders of Registrable Securities to be included in any registration effected hereunder shall furnish to the Company such information regarding such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing or as may otherwise be required by applicable laws. The obligations of a Holder under this Section 2.7 shall be a condition precedent to such Holder's participation in any registration effected pursuant to this Agreement.

                  2.8 Transfer of Registration Rights. The rights to cause the Company to register securities granted the parties hereto under Section 2.1 of this Agreement may be assigned to a transferee or assignee of the underlying

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Registrable Securities, provided that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights expressly assumes the obligations herein provided.

                  2.9 "Market Stand-off" Agreement. Any Holder, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall, upon written notice from the Company, not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such party, and not being sold in a registration described in Section 2.1, for a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar restrictions. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

                  2.10 Reporting Requirements Under the Exchange Act. So long as any Registrable Securities are outstanding and the Company is otherwise legally required to do so, the Company agrees to register, or maintain registration of, its Common Stock under Section 12 of the Exchange Act and agrees to use its best efforts to keep effective such registration and to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 2.10 is to enable a Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any shares of the Registrable Securities in reliance upon Rule 144 (or any other similar exemptive provision).

         3.       Miscellaneous.

                  3.1 Waivers and Amendments. With the written consent of the Holders of a Majority of the Registrable Securities, the rights and obligations of the Company and the rights and obligations of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of the Holders which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the then outstanding shares of the Registrable Securities. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing. Neither this

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Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 3.1. Specifically, but without limiting the generality of the foregoing, the failure of any Holder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of such Holder at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  3.2 Effect of Waiver or Amendment. Each Holder acknowledges that, by operation of Section 3.1 hereof, the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in such
Section 3.1, have the right and power to diminish or eliminate certain rights of Holders under this Agreement.

                  3.3 Rights of Holders Inter Se. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any share of Registrable Securities, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder with respect to exercising or refraining from exercising any such right or rights.

                  3.4 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, or mailed first class, postage prepaid, registered or certified mail,

                      (a) If to any Holder, addressed to such Holder at its address shown on Exhibit A attached hereto, or such other address as such Holder may specify by written notice to the Company, or

                      (b) If to the Company, addressed to its principal executive offices or such other address as the Company may specify by written notice to the Holders,

and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  3.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this

Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  3.6 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

                  3.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  3.8 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of Pennsylvania should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

                  3.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.



[The remainder of the page is left intentionally blank.]

















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



         IN WITNESS WHEREOF, the parties have duly authorized and executed this Agreement, intending it to be effective as of the date first above written.

                                              AM COMMUNICATIONS, INC.


                                              By:  /s/ Javad K. Hassan
                                                  ------------------------------

                                                       Name:  Javad K. Hassan
                                                             -------------------

                                                       Title:   Chairman
                                                              ------------------

                                                       1900 AM Drive
                                                       Quakertown, Pennsylvania


                                              /s/ David P. Sylvestre
                                              ----------------------------------
                                              David P. Sylvestre

                                              /s/ Clifford P. Sylvestre
                                              ----------------------------------
                                              Clifford P. Sylvestre

                                              /s/ Edward L. Reynolds
                                              ----------------------------------
                                              Edward L. Reynolds

                                              /s/ Joanne Syvestre
                                              ----------------------------------
                                              Joanne Sylvestre

                                              /s/ Donna M. Sylvestre
                                              ----------------------------------
                                              Donna M. Sylvestre

                                              /s/ Elizabeth D. Reynolds
                                              ----------------------------------
                                              Elizabeth D. Reynolds








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



                                    Exhibit A

                                    INVESTORS
                                    ---------

Name and
Address                                        No. of Shares of Restricted Stock
-------                                        ---------------------------------

David P. Sylvestre                                       1,500,000
110 Goodwin Road
Canterbury, CT 06331


Clifford P. Sylvestre                                    1,500,000
106 Goodwin Road
Canterbury, CT 06331


Edward L. Reynolds                                       1,500,000
558 Buckley Highway
Union, CT 06076


Joanne Sylvestre                                         1,500,000
110 Goodwin Road
Canterbury, CT 06331


Donna M. Sylvestre                                       1,500,000
106 Goodwin Road
Canterbury, CT 06331



Elizabeth D. Reynolds                                    1,500,000
558 Buckley Highway
Union, CT 06076




                                       13